CCC INFORMATION SERVICES GROUP INC. REPORTS EPS OF $0.20 FOR THE SECOND QUARTER;
                  TAKES $0.02 PER SHARE CHARGE FOR REAL ESTATE

CHICAGO, JULY 23, 2003 - CCC Information Services Group Inc. (Nasdaq: CCCG), a leading provider of software and information services to the automotive claims and collision-repair industries, reported today net income of $5.5 million, or $0.20 per share, for the second quarter ended June 30, 2003, compared with net income of $5.3 million, or $0.20 per share, in the second quarter of 2002. The second quarter results for 2003 include a charge of $1.1 million, or $0.02 per share, to recognize a final adjustment related to an accrual the company had already recorded for excess office space. During the second quarter the company successfully sublet this excess space, however the sublet rental rate is lower than what was assumed when the accrual was last adjusted in the third quarter of 2002.

Revenues were $48.1 million in the second quarter of 2003, compared to $48.2 million in the second quarter of 2002. Revenue growth in the company's Workflow and Information Services portfolios was offset by declines in its CCC ValuescopeTM portfolio.

Operating income was $8.9 million in the second quarter, including the $1.1 million real estate charge, compared with $9.2 million in the second quarter of 2002. Operating margin in the second quarter of 2003 was 18.6 percent, including the real estate charge, compared to 19.1 percent in the same quarter of 2002. Excluding the $1.1 million charge for excess office space, both operating income and operating margin were in line with management's expectations.

"While we again posted sound earnings, we remain focused on capitalizing on the revenue growth opportunities in the marketplace," said Githesh Ramamurthy, chairman and chief executive officer of CCC Information Services Group Inc. "We are working hard to continue the rollout of our new products and deliver top line growth."

Revenue for the first six months of 2003 was $95.8 million, compared to $95.7 million a year earlier. Operating income for the first six months of the year increased to $18.7 million (including the $1.1 million real estate charge), up from $18.4 million for the first six months of 2002.

Earnings per share for the first six months of 2003 was $0.41 per share (including the $0.02 per share real estate charge), versus $0.40 per share for the same period last year.

CCC's  expectations  for  the  third  quarter and the remainder of 2003 include:

- Revenue for the third quarter and full year are expected to grow in the low-single digit range versus prior guidance for the full year of mid-single digit growth.

- Operating income in the remaining quarters of 2003 is expected to be in the $10 to $11 million range per quarter. Operating income for the full year 2003 is expected to be in the $39 to $42 million range, which is down from prior guidance of $40 to $43 million due to the $1.1 million real estate charge during the second quarter.

- EPS target for the third quarter is expected to be in the $0.23 to $0.25 per share range. Including the $0.02 per share real estate charge during the second quarter, EPS for the full year is expected to be in the $0.88 to $0.92 per share range, down from prior guidance of $0.92 to $0.96 per share. (Using a fully diluted share base of 27.7 million shares outstanding.)


ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 20,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.
This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements, and startup businesses are inherently uncertain. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.




CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(unaudited)


                                                    THREE MONTHS ENDED    SIX MONTHS ENDED
                                                         JUNE 30,             JUNE 30,
                                                   --------------------  -------------------
                                                     2003        2002      2003      2002
                                                   --------------------  -------------------

Revenues. . . . . . . . . . . . . . . . . . . . .  $ 48,097   $ 48,178   $ 95,829   $ 95,678
Expenses:
 Production and customer support. . . . . . . . .     7,754      7,564     15,098     14,710
 Commissions, royalties and licenses. . . . . . .     3,013      2,528      5,430      4,991
 Selling, general and administrative. . . . . . .    17,150     19,558     35,716     38,735
 Depreciation and amortization. . . . . . . . . .     2,014      2,434      3,944      4,852
 Product development and programming. . . . . . .     8,156      6,894     15,852     13,980
 Restructuring charges. . . . . . . . . . . . . .     1,061          -      1,061          -
                                                   -----------------------------------------
Total operating expenses. . . . . . . . . . . . .    39,148     38,978     77,101     77,268

Operating income. . . . . . . . . . . . . . . . .     8,949      9,200     18,728     18,410

Interest expense. . . . . . . . . . . . . . . . .      (165)      (168)      (387)      (396)
Other income (expense), net . . . . . . . . . . .        67         (7)       156        210
CCC Capital Trust minority interest expense . . .         -       (461)         -       (909)
Equity in income (loss) of ChoiceParts investment        12        (50)         6       (342)
                                                   -----------------------------------------
Income before income taxes. . . . . . . . . . . .     8,863      8,514     18,503     16,973

Income tax provision. . . . . . . . . . . . . . .    (3,369)    (3,218)    (7,038)    (6,461)
                                                   -----------------------------------------

Net income. . . . . . . . . . . . . . . . . . . .  $  5,494   $  5,296   $ 11,465   $ 10,512
                                                   =========================================


PER SHARE DATA:
Income per common share:
 Basic. . . . . . . . . . . . . . . . . . . . . .  $   0.21   $   0.21   $   0.44   $   0.41
                                                   =========================================
 Diluted. . . . . . . . . . . . . . . . . . . . .  $   0.20   $   0.20   $   0.41   $   0.40
                                                   =========================================
Weighted average shares outstanding:
 Basic. . . . . . . . . . . . . . . . . . . . . .    26,224     25,826     26,187     25,763
 Diluted. . . . . . . . . . . . . . . . . . . . .    27,630     26,767     27,682     26,468




CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(unaudited)


                                                                                JUNE 30,  DECEMBER 31,
                                                                                  2003       2002
                                                                                ---------------------
ASSETS
Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . .  $  14,819   $  20,200
Accounts receivable (net of allowances of $2,115 and $2,313 at June 30, 2003
   and December 31, 2002, respectively). . . . . . . . . . . . . . . . . . . .     11,914      10,281
Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,961       8,499
                                                                                ---------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35,694      38,980
Property and equipment (net of accumulated depreciation of $33,477 and
   $29,815 at June 30, 2003 and December 31, 2002, respectively) . . . . . . .     10,770      12,407
Intangible assets (net of accumulated amortization of  $286 at June 30, 2003).      2,581           -
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15,520       4,896
Deferred income taxes (net of valuation allowance of $11,599 at June 30, 2003
   and December 31, 2002). . . . . . . . . . . . . . . . . . . . . . . . . . .     10,095      10,454
Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        292         479
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        471         627
                                                                                ---------------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  75,423   $  67,843
                                                                                =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   5,847   $   8,424
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18,670      25,441
Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,202       2,568
Current portion of deferred revenues . . . . . . . . . . . . . . . . . . . . .      8,443       6,503
Other current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .        349         488
                                                                                ---------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .     36,511      43,424
Deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4          13
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,428       3,222
                                                                                ---------------------
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39,943      46,659
                                                                                ---------------------

Common stock ($0.10 par value, 40,000,000 shares authorized, 26,244,633 and
   26,074,889 shares outstanding at June 30, 2003 and December 31, 2002,
   respectively) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,022       3,005
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . .    130,074     128,766
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (51,413)    (62,878)
Notes receivable from officer. . . . . . . . . . . . . . . . . . . . . . . . .          -      (1,506)
Treasury stock, at cost (4,094,665 common shares in treasury at
   June 30, 2003 and December 31, 2002). . . . . . . . . . . . . . . . . . . .    (46,203)    (46,203)
                                                                                ---------------------
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . .     35,480      21,184
                                                                                ---------------------
Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . . .  $  75,423   $  67,843
                                                                                =====================